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Exhibit 99.8

CONSENT OF PETKEVICH & PARTNERS LLC

        We hereby consent to the use of our opinion letter dated July 15, 2003 to the Board of Directors of eXegenics, Inc. ("eXegenics") as an Annex to the Solicitation/Recommendation Statement on Schedule 14D-9 and as an Exhibit to the Registration Statement on Form S-4 relating to the proposed transaction involving eXegenics and AVI BioPharma, Inc. and to references to and descriptions of such opinion in such Solicitation/Recommendation Statement and Registration Statement on Form S-4. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "Experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

July 23, 2003

PETKEVICH & PARTNERS LLC

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CONSENT OF PETKEVICH & PARTNERS LLC